Modis Professional Services, Inc.
                   Senior Executive Annual Incentive Program


SECTION 1

Establishment and Purpose. Modis Professional Services, Inc., a Florida corporation, hereby establishes an incentive compensation plan, which shall be known as the Modis Professional Services, Inc. Senior Executive Annual Incentive Program (the "Program"). The purposes of the Program are to encourage management to focus on key corporate, business unit, and individual performance objectives, to align management efforts and rewards with shareholder interests, and to assist in the attraction and retention of qualified management talent through a competitive compensation package. All Awards granted under the Program shall be governed solely by the terms of the Program.


SECTION 2

Definitions. As used in the Program, the following terms shall have the meanings set forth below:

 "Award" shall mean cash granted to a Participant in accordance with the provisions of the Program.

 "Award Notification" shall mean the written terms and conditions applicable to an Award granted to a Participant.

"Award Opportunity" shall mean the percentages, as set forth in an Award Notification, that determine the amount of a Participant's Award. Award Opportunity levels shall be dependent upon an individual's position in the Company and level of responsibility.

"Base Salary" shall mean, for each Program Year, a Participant's regular annual base pay excluding bonus or other additional compensation.

"Board" shall mean the Board of Directors of Modis Professional Services, Inc.

"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

"Committee" shall mean the Compensation Committee of the Board designated by the Board to administer the Program and composed of not less than (i) the minimum number of Persons from time to time required by Section 16(b) of the Exchange Act, each of whom is a "Non-Employee Director" within the meaning of Section 16; or (ii) the minimum number of Persons required by 162(m) of the Code and the regulations thereunder is an "Outside Director" within the meaning of such regulations.

"Company" shall mean Modis Professional Services, Inc., a Florida corporation, and its successors and assigns.

 "Eligible Participant" shall mean any employee of the Company, as shall be determined by the Committee, whose participation the Committee determines is in the best interest of the Company, subject to limitations as may be provided by the Code, the Exchange Act, or the Committee.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"Financial Performance Criterion" shall mean one or more criteria selected by the Committee to measure performance for a Program Year. Financial Performance Criteria shall be limited to one or more of the following Company, Affiliate, operating unit, or division financial performance measures:

(i) Earnings before interest, taxes, depreciation, and/or amortization (excluding, for such purposes, amounts attributable to earnings of subsidiaries acquired after the effective date, as defined in Section 8 and during that calendar year) (ii) Earnings before interest and taxes (excluding, for such purposes, amounts attributable to earnings of subsidiaries acquired after the effective date, as defined in Section 8 and during that calendar year) (iii) Corporate or division top line growth (iv) Operating income or profit (v) Return on equity, assets, capital, capital employed, or investment (vi) After-tax operating income (vii) Net income (viii) Earnings or book value per share (ix) Cash flow(s) (x) Total sales or revenues or sales or revenues per employee (xi) Production (xii) Stock price or total shareholder return (xiii) Dividends (xiv) Strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures

Notwithstanding the forgoing, in the event any newly established branch operation commences business after the Effective Date, as defined in Section 8, the financial performance of such branch operation shall not be included in the calculation of any earnings measure during the first nine months of such operation, unless such branch operation has positive earnings within the nine month period and then only for the period in which it is positive.

"Financial Performance Objective" shall mean one or more Financial Performance Criteria that are applied to an individual in determining the component of the annual incentive plan that relates to financial performance.

"Key Performance Objective" shall mean an established individual goal that relates to other than financial performance that is used as a measure of performance when determining annual incentive award calculations.

"Participant" shall mean an Eligible Participant to whom an Award has been issued evidencing the Award.

"Performance Adjustment" shall mean the adjustment to reflect the attainment of the specified Performance Level by each Participant.

"Performance Level" shall mean one or more related levels of Financial Performance Objectives and Key Performance Objectives as established by the Committee. Attainment of specified Performance Levels shall result in the Performance Adjustment. Each Performance Level may be expressed on an absolute and/or relative basis; or may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may consist of or utilize comparisons related to capital, shareholders' equity and/or shares outstanding, or to assets or net assets.

"Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

"Program" shall mean this Modis Professional Services, Inc. Annual Incentive Program.

"Program Year" shall mean the period of the Company from the first business day of January to the last business day of December.

"Maximum" shall mean exceptional performance above the Target Bonus level of performance.

"Target  Bonus"  shall  mean the bonus  payable to a  Participant  if there is a
100-percent   achievement  of  each  Financial  Performance  Objective  and  Key
Performance Objective.

"Threshold" shall mean the minimum level of performance that must be achieved prior to the issuance of any bonus payment.


SECTION 3.

Administration

(a) Authority of Committee. The Program shall be administered by the Committee. Subject to the terms of the Program and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the amount of Awards to be granted to a Participant in accordance with Financial Performance Objectives and Key Performance Objectives established for each Participant; (iii) determine the applicable Financial Performance Objectives and Key Performance Objectives for each Participant; (iv) determine the time or times awards are to be issued (subject to contractual and Program obligations);
(v) interpret and administer the Program and any instrument or agreement relating to, or Award made under, the Program; (vi) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Program; and (vii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Program.

(b) Committee Discretion Binding. Unless otherwise expressly provided in the Program or binding employee agreements, all designations, determinations, interpretations, and other decisions, under or with respect to the Program or any Award, shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award.

(c) A majority of the members of the Committee shall constitute a quorum at a meeting, and all actions of the Committee at such meeting shall be taken by a majority of the members present, including by telephone. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

(d) The Committee shall have full power and authority to determine whether, to what extent, any Award shall be canceled or suspended if (a) the Participant, without the consent of the Committee, while employed by the Company or after termination of such employment, becomes associated with, employed by, renders services to, or owns any interest in, other than any nonsubstantial interest, as determined by the Committee, any business that is in competition with the Company or with any business in which the Company has a substantial interest as determined by the Committee; or (b) is terminated for Cause as determined by the Board.

(e) No Liability. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Program or any Award granted hereunder.


SECTION 4.

Eligibility. Eligible Participants, as determined by the Committee, shall be eligible to receive Awards under the Program. The Committee shall have the power and complete discretion to determine for each Participant the terms, conditions, and the amount of each Award.


SECTION 5.

Awards

(a) Each Participant shall receive an annual Award Notification which shall address the terms and conditions of his/her annual Award Opportunity. The Award Notification shall address the weighting between the Financial Performance Objective and the Key Performance Objectives; the Performance Levels for each objective; and such other terms and conditions applicable to the Award, as determined by the Committee, not inconsistent with the terms of the Program.

(b) The Committee may vary the Performance Criteria, Financial Performance Objectives and Key Performance Objectives from Participant to Participant, Award to Award, and Program Year to Program Year.

(c) All determinations regarding the achievement of any Performance Levels shall be made by the Committee.

(d) The actual Award shall be calculated by multiplying the Participant's Base Salary by the Target Bonus and the Performance Adjustments in accordance with the Award Notification and will be interpolated for achievement of performance between Threshold, Target, and Maximum levels. All calculations of actual Awards shall be made by the Office of the Chief Financial Officer or its designee.

(e) Awards shall be paid as soon as practicable after the close of the Program Year for which they are earned (but in no event later than March 15); provided, however, that no Awards shall be paid except to the extent that the Committee has certified in writing that the Performance Levels have been met.

(f) Awards shall be paid in cash.

SECTION 6.

Amendments

(a) The Board may amend, alter, suspend, discontinue, or terminate the Program or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply.

(b) The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder, or beneficiary.


SECTION 7.

General Provisions

(a) Transferability. Except as provided below, no Award shall be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution.

(b) No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

(c) Withholding. A Participant may be required to pay to the Company, or any Affiliate and the Company, or the Company and any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Program, or from any compensation or other amount owing to a Participant the amount of any applicable withholding or other taxes in respect of an Award, or any payment or transfer under an Award or under the Program, and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(d) No Limit on Other Compensation Arrangements. Nothing contained in the Program shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, Company stock, and other types of Awards (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(e) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Program, unless otherwise expressly provided in the Program.

(f) Governing Law. The validity, construction, and effect of the Program and any rules and regulations relating to the Program and any Award Agreement shall be determined in accordance with the laws of the State of Florida without giving effect to the conflict of law principles thereof.

(g) Severability. If any provision of the Program or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Program or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Program or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award, and the remainder of the Program and any such Award shall remain in full force and effect.

(h) Other Laws. The Committee may refuse to issue, or transfer any other consideration under, an Award if, acting in its sole discretion, it determines that the issuance or transfer of such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations), and any payment tendered to the Company by a Participant, other holder, or beneficiary in connection with such Award shall be promptly refunded to the relevant Participant, holder, or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal or non-U.S. securities laws and any other laws to which such offer, if made, would be subject.

(i) No Trust or Fund Created. Neither the Program nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(j) Headings. Headings are given to the Sections and subsections of the Program solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Program or any provision thereof.


SECTION 8.

Term of the Program

(a) Effective Date. The Program shall be effective as of January 1, 1999.

(b) Expiration Date. The Program shall continue in effect unless terminated by the Board.


Specific Terms for the 1999 Program Year


Program Year:

The performance year for 1999 will run from January 1 through December 31.

Financial Performance Criteria and Financial Performance Objectives:

The Financial Performance Criteria for the 1999 Program year are based on corporate top line growth and EBIT growth, as well as division top line growth and EBITDA growth. See individual Award Notifications for specific Financial Performance Objectives.

Key Performance Objectives:

Key Performance Objectives (KPOs) will be established by the CEO and will be approved by the Committee. Participants may have KPOs specific to their position and contributions to the Company. Below are the Performance Levels for KPOs.

                   Key Performance Objectives - 50% Weighting

        Result                                      Performance Level

Significantly Exceeded Obj.                            Maximum
Fully Met Objectives                                   Target
Met Some Objectives                                    Threshold

Award Calculations:

At the end of the Program Year (December 31), the financial department of the Company will determine the actual financial performance for the year. The CEO will review the individual KPOs for other Participants to determine the achievement of those Performance Levels. Once the Performance Levels have been determined, the Office of the Chief Financial Officer or designee will calculate the actual Award payment. This process will take place no later than March, once the year-end financial books have been closed.

Award Payment:

All Awards shall be paid in cash. All Award payments will occur on or before March 15, 2000.

Payments will be pro-rated for the number of months worked in the Program Year. In order to receive the award payment, Participants of the Program must be an employee of the company as of the last date of the affected Program Year (December 31, 1999), unless otherwise provided for in any employment agreements.



Eligibility:

The Committee will approve all Participants for the Program Year. Participants must be employees of the Company on or before September 30, to be eligible for the current Program Year. The Committee will have discretion on eligibility.